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FORM 8-K
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2003

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24081	84-1010843
(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Englewood, Colorado 80112
(Address of principal executive offices)

Registrant's telephone number, including area code: (303) 802-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

Effective January 1, 2003, Marc D. Abbott resigned as Vice President of Marketing, Principal—Consulting Practice of Evolving Systems, Inc. (the "Company").

Effective January 1, 2003, Stephen K. Gartside, Jr. was promoted to the position of Executive Vice President, Sales & Operations.

As of January 1, 2003, the Executive Officers of the Company are as follows:

George A. Hallenbeck—Chief Executive Officer, President & Chairman of the Board
Stephen K. Gartside, Jr.—Executive Vice President, Sales & Operations
Brian R. Ervine—Sr. Vice President, Chief Financial Officer, Treasurer & Assistant Secretary
Anita T. Moseley—Sr. Vice President, General Counsel, Secretary
Joseph P. Murray—Vice President of Development
Patrick Shane Furlong—Vice President, Principal—Consulting Practice

Evolving Systems, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.
Dated: January 6, 2003	By:	/s/ GEORGE A. HALLENBECK George A. Hallenbeck Chief Executive Officer

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  Item 5. Other Events.
SIGNATURES